EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Jim Anderson, Chairman and CEO
(763) 553-9300

ZOMAX ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

MINNEAPOLIS, MN…November 28, 2003…Zomax Incorporated (Nasdaq: ZOMX) today announced the resignation of its Executive Vice President and Chief Financial Officer, John Gelp, effective December 2, 2003 for personal reasons.

Jim Anderson, Chairman and Chief Executive Officer, said, “Zomax thanks John for his contributions over the past two years and wishes him well in his future endeavors.”

About Zomax:

Zomax helps companies more efficiently bring their products and content to market worldwide.  Zomax’ solutions enhance the process of sourcing, production, and fulfillment through a modular suite of supply chain services.  These services include “front-end” customer contact and ecommerce services, material management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management.  Founded in 1993, Zomax operates 12 facilities across the United States, Canada, Mexico, and Ireland.  The Company’s Common Stock is traded on the NASDAQ Stock Market under the symbol “ZOMX”.